Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-164371) on Form S-3 and Registration Statement (No. 333-148951) on Form S-8 of Approach Resources Inc. of our reports dated March 11, 2011 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Approach Resources Inc. for the year ended December 31, 2010.
/s/ HEIN & ASSOCIATES LLP
Dallas, Texas
March 11, 2011